EXHIBIT 32

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

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                                   Exhibit 32

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


Larry W. Mosby, President and Chief Executive Officer and Donald Engelke, Senior Vice President and Chief Financial Officer of First Federal Financial Services, Inc. (the "Company") each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-KSB for the year ended December 31, 2005 and that to the best of their knowledge:

1. the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company at and for the year ended December 31, 2005.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


March 29, 2006               /s/ Larry W. Mosby
------------------           -------------------------------------------------
Date                         Larry W. Mosby
                             President and Chief Executive Officer


March 29, 2006               /s/ Donald Engelke
------------------           -------------------------------------------------
Date                         Donald Engelke
                             Senior Vice President and Chief Financial Officer